EXHIBIT 4.7


                THIRD AMENDMENT TO LONG TERM CREDIT AGREEMENT AND
                FOURTH AMENDMENT TO SHORT TERM CREDIT AGREEMENT


                   THIS THIRD AMENDMENT TO LONG TERM CREDIT AGREEMENT and FOURTH AMENDMENT TO SHORT TERM CREDIT AGREEMENT (the "Amendment") is entered into this the 17 day of December, 1997, by and among TBC CORPORATION ("Borrower"), FIRST TENNESSEE BANK NATIONAL ASSOCIATION as administrative agent ("Administrative Agent") for itself as Lender and the other undersigned Lenders, FIRST NATIONAL BANK OF CHICAGO and SUNTRUST BANK, NASHVILLE, N.A. (each a "Lender").

                              W I T N E S S E T H:

                   WHEREAS, the Borrower, the Administrative Agent and the Lenders are each a party to the Short Term Credit Agreement and the Long Term Credit Agreement each dated September 25, 1996 and each as previously amended (each a "Credit Agreement" and collectively the "Credit Agreements"); and

                   WHEREAS, the parties hereto have agreed to amend the Credit Agreements on the terms and conditions hereinafter set out.

                   NOW, THEREFORE, for valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:

                   1. Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Credit Agreements.

                   2. Section 6.17 of each Credit Agreement is amended as follows:

                       (a) Subsection (iv) is hereby amended by deleting
                   "10%" and inserting in lieu thereof "20%".

                       (b) Subsection (vii) is hereby amended by deleting
                   "$3,000,000" and inserting in lieu thereof "$8,000,000."

                   3. Section 6.21 of each Credit Agreement is amended by deleting "$10,000,000" and inserting in lieu thereof "$15,000,000."

                   4. Section 6.23 of each Credit Agreement is deleted in its entirety and the following new Section 6.23 inserted in lieu thereof:






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                       "Section 6.23 Minimum Working Capital.  Borrower will
                   maintain working capital (calculated as current assets less current liabilities, each determined in accordance with GAAP) of at least $40,000,000, such amount to be determined quarterly.

                   5. In all other respects each Credit Agreement is ratified and remains in full force and effect.

                   6. This Amendment may be executed in any number of counterparts by the parties hereto, each of which shall then be deemed to be an original and all of which taken together shall constitute one and the same agreement.



































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                   IN WITNESS WHEREOF, the undersigned duly authorized
   officers have executed this Amendment on behalf of the parties on this the 17 day of December, 1997.


                                             FIRST TENNESSEE BANK NATIONAL
                                             ASSOCIATION, as Administrative
                                             Agent and Lender


                                             By: /s/ T. J. Miller

                                             Title: National Account Officer



                                             SUNTRUST BANK, NASHVILLE, N.A.


                                             By: /s/ Anneliese H. Tyler

                                             Title: Vice President



                                             THE FIRST NATIONAL BANK OF CHICAGO


                                             By: /s/ Curtis Price

                                             Title:  As Agent



                                             TBC CORPORATION


                                             By: /s/ Ronald E. McCollough

                                             Title: Senior Vice President
                                                    Operations & Treasurer

                                                                BORROWER













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